SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

a.               On May 18, 2016 Central Valley Community Bancorp held its Annual Meeting of Shareholders.

b.              The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

·                  Elected Directors of the Company to serve until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified.

·                  In the election of directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 13, 2016.  Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

Director	Votes Cast for Election	Votes Withheld	Broker Non-Votes
Daniel N. Cunningham	7,885,838	323,381	1,318,802
Edwin S. Darden, Jr.	7,891,236	317,983	1,318,802
Daniel J. Doyle	7,884,848	324,371	1,318,802
Frank T. (“Tommy”) Elliott, IV	8,122,221	86,998	1,318,802
James M. Ford	7,888,204	321,015	1,318,802
Steven D. McDonald	7,875,442	333,777	1,318,802
Louis McMurray	7,890,746	318,473	1,318,802
William S. Smittcamp	7,874,475	334,744	1,318,802
Joseph B. Weirick	7,873,331	335,888	1,318,802

·                  The ratification of the appointment of Crowe Horwath LLP for the 2016 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

For	Against	Abstain
9,469,598	14,283	44,140

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 20, 2016	By:	/s/ David A. Kinross
	Name:	David A. Kinross
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

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